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                                                                    EXHIBIT 10-6
                               AMENDMENT NO. 1 TO
                                PHH CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
     THIS AMENDMENT No. 1 is dated as of April 10, 1995, to the PHH Corporation Executive Deferred Compensation Plan approved by the Board of Directors on February 28, 1994 (the "Plan").
1.  PREAMBLE
     The Compensation Committee of the Board of Directors of PHH Corporation
(the "Corporation") desires that definition of Compensation in the Plan be amended to include any lump sum payout of bonus vacation weeks pursuant to the Corporation's vacation policy.
     Accordingly, the Plan is hereby amended as follows:
1.  DEFINITIONS.
     The definition of "Compensation" set forth in Section 2(d) of the Plan is amended and restated as follows:
    (d) "Compensation" means, for any Plan Year, the aggregate of a
    Participant's salary earned and payable in that Year, awards payable under any of the Corporation's incentive plans in that Year, and any payment in lieu of the accrual of bonus vacation weeks in that Year in accordance with the Corporation's vacation policy, but only to the extent such salary, awards and payments in lieu of vacation bonus weeks are payable in cash.
2.  MISCELLANEOUS.
     2.1 Except as otherwise expressly provided herein, the terms of the Plan shall remain in full force and effect.
     2.2 Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.
     This Amendment No. 1 to the Executive Deferred Compensation Plan is hereby executed as of the date first above written pursuant to the approval of
Company's Board of Directors on April 10, 1995.
                                      PHH CORPORATION
                                      By:            SAMUEL H. WRIGHT
                                                    Samuel H. Wright